UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2007

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On August 9, 2007, Key Technology, Inc., the registrant, issued a press release announcing its financial results for its third fiscal quarter ended June 30, 2007.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)
On August 7, 2007, the Board of Directors of Key Technology, Inc. (the “Company”) appointed James R. Brausen, Corporate Controller, as the Company’s Principal Financial Officer and Principal Accounting Officer.  Mr. Brausen has been employed by the Company as its Corporate Controller since September 2006.  From 2002 to 2006, he served as the Financial Manager for Boise Cascade Corporation at its paper division in Boise, Idaho, and from 1995 to 2002, he was the Corporate Controller at Fraser Papers Inc.

(d)
On July 3, 2007, the Board of Directors of the Company appointed Richard Lawrence to serve as an independent Director of the Company effective August 7, 2007.  On August 7, 2007, the Board of Directors appointed Mr. Lawrence to the following committees of the Board:  Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Press Release of Key Technology, Inc., dated August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

\s\ DAVID M CAMP
David M. Camp
President and Chief Executive Officer

Dated:  August 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc., dated August 9, 2007